EXECUTION COPY




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                          TRANSITION SERVICES AGREEMENT

                                     between

                          AT&T WIRELESS SERVICES, INC.

                                       and

                          DOBSON CELLULAR SYSTEMS, INC.



                          Dated as of December 24, 2002



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
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1 TRANSITION SERVICES..................................................1

         Section 1.1 Transition Services.......................................1
         Section 1.2 Provision of Transition Services..........................2
         Section 1.3 Purchase of Additional or Modified Transition Services....2
         Section 1.4 Pre-Closing Services; Transition Plan.....................3
         Section 1.5 Transitional Cooperation..................................4
         Section 1.6 Contact Persons; Transition Teams.........................7

ARTICLE 2 TERM AND TERMINATION.................................................7

         Section 2.1 Term......................................................7
         Section 2.2 Termination...............................................7
         Section 2.3 Survival Upon Expiration or Termination...................8

ARTICLE 3 COMPENSATION.........................................................8

         Section 3.1 Compensation..............................................8
         Section 3.2 Payment Terms.............................................9

ARTICLE 4 END USER CONTACT.....................................................9

ARTICLE 5 DISPUTE RESOLUTION..................................................10

         Section 5.1 Dispute Resolution Procedures............................10
         Section 5.2 Claims Procedures........................................10
         Section 5.3 Negotiation Procedure....................................10
         Section 5.4 Binding Arbitration......................................10

ARTICLE 6 LIMITATION OF LIABILITY.............................................12

ARTICLE 7 INDEMNIFICATION.....................................................12

         Section 7.1 General..................................................12
         Section 7.2 Indemnification Procedures...............................12

ARTICLE 8 FORCE MAJEURE.......................................................12

ARTICLE 9 NOTICES.............................................................13

         Section 9.1 Notices..................................................13

ARTICLE 10 REMEDIES...........................................................14

         Section 10.1 Remedy Upon Material Breach.............................14

ARTICLE 11 CONFIDENTIALITY....................................................14

         Section 11.1 Confidentiality Obligation..............................14
         Section 11.2 Non-Disclosure Covenant.................................15
         Section 11.3 Exceptions..............................................15
         Section 11.4 Limitations.............................................15
         Section 11.5 Confidentiality of this Agreement; Protective
                      Arrangements............................................16

ARTICLE 12 OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS....................17

         Section 12.1 Compliance with Laws....................................17
         Section 12.2 Performance.............................................17
         Section 12.3 Personnel...............................................18
         Section 12.4 Equipment and Software..................................18
         Section 12.5 Effect on Business and End Users........................18
         Section 12.6 Books and Records.......................................18
         Section 12.7 Repurchase of Inventory.................................18

ARTICLE 13 MISCELLANEOUS......................................................19

         Section 13.1 Relationship of the Parties.............................19
         Section 13.2 Employees...............................................19
         Section 13.3 Governing Law...........................................19
         Section 13.4 Assignment..............................................19
         Section 13.5 Entire Agreement........................................20
         Section 13.6 Amendments and Waivers..................................20
         Section 13.7 Headings................................................20
         Section 13.8 Severability............................................20
         Section 13.9 No Third-Party Beneficiaries............................21
         Section 13.10 Remedies Cumulative....................................21
         Section 13.11 Expenses...............................................21
         Section 13.12 Counterparts...........................................21
         Section 13.13 Construction...........................................21
         Section 13.14 Specific Performance...................................21

         Exhibits
         --------

         Exhibit A - Preliminary Description of Services.....................A-1
         Exhibit B - DCS Transition Plan.....................................B-1
         Exhibit C - AWS Transition Plan.....................................C-1
         Exhibit D - Contact Persons.........................................D-1
         Exhibit E - Invoice Format..........................................E-1

                          TRANSITION SERVICES AGREEMENT

     This Transition Services Agreement (this "Agreement") is made and entered into as of the 24th day of December, 2002, by and between AT&T Wireless Services, Inc., a Delaware corporation ("AWS"), and Dobson Cellular Systems, Inc., an Oklahoma corporation ("DCS"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to such terms in the Exchange Agreement referred to below.

                                 R E C I T A L S

     WHEREAS, AWS and DCS are all of the parties to the Asset Exchange Agreement of even date herewith (the "Exchange Agreement"), pursuant to which AWS is exchanging with DCS the Alaska Assets in exchange for the California Assets;

     WHEREAS, the Exchange Agreement provides that AWS and DCS shall enter into a Transition Services Agreement in connection with the transactions contemplated by the Exchange Agreement; and

     WHEREAS, in light of the complexity of the transition of the California System and California Assets to AWS, the parties acknowledge that the execution and delivery of this Agreement is a material inducement to AWS's entering into the Exchange Agreement.

     WHEREAS, in light of the complexity of the transition of the Alaska System and the Alaska Assets to DCS, the parties acknowledge that the execution and delivery of this Agreement is a material inducement to DCS's entering into the Exchange Agreement.

     NOW, THEREFORE, in consideration of the premises hereof and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                   ARTICLE 1
                               TRANSITION SERVICES

     Section 1.1 Transition Services

     This Agreement sets forth the terms and conditions for the provision of various transition services by DCS to AWS (the "DCS Transition Services") and by AWS to DCS (the "AWS Transition Services"), as described herein and in the Service Attachment (the "Service Attachment") attached hereto as Exhibit A (collectively, the "Transition Services"). "Service Attachment" from the time of signing this Agreement until otherwise provided in this Section 1.1 shall refer to the "Preliminary Description of Services" ("PDS") attached hereto at the time of signing, which shall be a preliminary description of the Transition Services to be provided under this Agreement, including, without limitation, the name of each service and scope. Within ninety (90) days after signing of this Agreement, the parties shall prepare a more detailed "Final Description of Services", including the fee to be charged for each Transition Service, which will be attached hereto, and become part hereof, and from that date forth supersede the PDS and be referred to herein as the Service Attachment. The Service Attachment and Transition Services shall be deemed to include any modified or additional Transition Services provided pursuant to Section 1.3.

     Section 1.2 Provision of Transition Services

     (a) Commencing on the Closing Date, DCS shall provide or cause to be provided (whether by an Affiliate or a third party service provider) each of the DCS Transition Services for the time set forth in the Service Attachment, except
(i) as automatically modified by termination of a DCS Transition Service by AWS in accordance with this Agreement, (ii) as otherwise agreed to by the parties in writing, or (iii) until the termination of this Agreement. DCS may omit from any DCS Transition Service any information regarding markets other than the California Markets unless the omission of such information would prevent DCS from providing any DCS Transition Service in accordance with the provisions of this Agreement (it being understood that any such information shall be treated by AWS as Proprietary Information of DCS for purposes of Article 13).

     (b) Commencing on the Closing Date, AWS shall provide or cause to be provided (whether by an Affiliate or a third party service provider) each of the AWS Transition Services for the time set forth in the Service Attachment, except
(i) as automatically modified by termination of a AWS Transition Service by DCS in accordance with this Agreement, (ii) as otherwise agreed to by the parties in writing, or (iii) until the termination of this Agreement. AWS may omit from any AWS Transition Service any information regarding markets other than the Alaska Markets unless the omission of such information would prevent AWS from providing any AWS Transition Service in accordance with the provisions of this Agreement (it being understood that any such information shall be treated by DCS as Proprietary Information of AWS for purposes of Article 13).

     (c) Any functions, responsibilities, activities or tasks that are not specifically described in this Agreement or the Service Attachment, but that are reasonably required for the proper performance and delivery of the Transition Services and are a necessary or inherent part of the Transition Services, shall be deemed to be implied by and included within the scope of the Transition Services (subject to any limitations set forth in this Agreement or in the Service Attachment) to the same extent and in the same manner as if specifically described in this Agreement or the Service Attachment, as applicable.

     Section 1.3 Purchase of Additional or Modified Transition Services

     (a) Each party may request that the other party provide additional or modified transition services that are not described in the Service Attachment, including transition services that constitute performance of ongoing operating functions and integration/migration services relating to the switchover in responsibility for such functions from one party to the other. Notwithstanding the foregoing, a party shall not be required to provide additional or modified transition services that are not described in the Service Attachment if such party or an Affiliate was not providing such additional or modified transition service to the California Markets or Alaska Markets (as applicable) during the four months prior to the Closing Date.

     (b) Subject to Section 1.3(a), DCS will use commercially reasonable efforts to accommodate any reasonable requests by AWS to provide additional or modified DCS Transition Services. In order to initiate a request for additional or modified DCS Transition Services, AWS shall submit a request in writing to DCS specifying the nature of the additional or modified transition services and requesting a cost estimate and time frame for completion. DCS shall respond within five business days to such written request. Only if AWS accepts DCS's pricing to provide the additional or modified transition services will such additional or modified transition services be provided hereunder and according to the terms agreed to by the parties in writing.

     (c) Subject to Section 1.3(a), AWS will use commercially reasonable efforts to accommodate any reasonable requests by DCS to provide additional or modified AWS Transition Services. In order to initiate a request for additional or modified AWS Transition Services, DCS shall submit a request in writing to AWS specifying the nature of the additional or modified transition services and requesting a cost estimate and time frame for completion. AWS shall respond within five business days to such written request. Only if DCS accepts AWS's pricing to provide the additional or modified transition services will such additional or modified transition services be provided hereunder and according to the terms agreed to by the parties in writing.

     Section 1.4 Pre-Closing Services; Transition Plan

     (a) During the period from the date hereof to the Closing Date, the parties will use commercially reasonable efforts to work together in good faith to begin the process of migrating the respective Transition Services from one party to the other such that the completion of the migration of the Transition Services shall occur as soon as practicable after the Closing Date.

     (b) Within 90 days following the date hereof, AWS will deliver to DCS a comprehensive project plan for the transition (the "DCS Transition") of the California Assets to AWS, which plan will set forth in reasonable detail a description of the tasks, responsibilities and deadlines contemplated in connection with the DCS Transition. Within ten business days after delivery of such project plan to DCS, the parties will commence discussions regarding the plan, and thereafter will use their commercially reasonable efforts to finalize the plan as promptly as practicable but in no event later than the earlier if
(i) the 30th day following delivery of the initial draft to DCS and (ii) the Closing Date. The project plan in its final form shall be referred to herein as the "DCS Transition Plan" and shall be attached hereto as Exhibit B and made a part hereof.

     (c) Within 90 days following the date hereof, DCS will deliver to AWS a comprehensive project plan for the transition (the "AWS Transition") of the Alaska Assets to DCS, which plan will set forth in reasonable detail a description of the tasks, responsibilities and deadlines contemplated in connection with the AWS Transition. Within ten business days after delivery of such project plan to AWS, the parties will commence discussions regarding the plan, and thereafter will use their commercially reasonable efforts to finalize the plan as promptly as practicable but in no event later than the earlier of
(i) the 30th day following delivery of the initial draft to AWS and (ii) the Closing Date. The project plan in its final form shall be referred to herein as the "AWS Transition Plan" and shall be attached hereto as Exhibit C and made a part hereof.

     Section 1.5 Transitional Cooperation

     (a) General. DCS and AWS will use commercially reasonable efforts to cooperate in good faith to assure an orderly and efficient DCS Transition and AWS Transition. Each party shall make available, as reasonably requested by the other party, sufficient resources and timely decisions, approvals and acceptances, in order that each party may perform its obligations under this Agreement in a timely and efficient manner.

     (b) Information

          (i) So long as any DCS Transition Services are being provided under this Agreement and thereafter (but not longer than 90 days after the DCS Transition with respect to billing functions is complete), DCS will provide AWS with copies of all then existing files, records and financial and operational data relating to such DCS Transition Services as may be reasonably requested by AWS, including reasonable access to such employees of DCS having knowledge of such DCS Transition Services.

          (ii) So long as any AWS Transition Services are being provided under this Agreement and thereafter (but not longer than 90 days after the AWS Transaction with respect to billing functions is complete), AWS will provide DCS with copies of all then existing files, records and financial and operational data relating to such AWS Transition Services as may be reasonably requested by DCS, including reasonable access to such employees of AWS having knowledge of such AWS Transition Services.

     (c) Access by AWS

          (i) Access to DCS Personnel, Systems and Information. Subject to subparagraph (c)(ii) below, AWS's transition team, escorted by DCS's transition team or designated staff, will have the following access to DCS's personnel, systems and information prior to Closing in order to accomplish the following:

               (A) meet with functional area leads (either in-market or centrally located) who are familiar with the California Systems and can respond to questions regarding the California Systems' staff, vendors, facilities, stores and processes sufficiently for AWS to create a functional gap analysis;

               (B) obtain information regarding all information technology systems currently used to support the California Systems in sufficient detail to enable AWS to identify the data to be transferred, the DCS Transition Services to be provided, and the processes for which DCS will be responsible during the Term;

               (C) prepare the DCS Transition Plan based on the functional gap analysis;

               (D) obtain the information set forth on Schedule 1.5(c); and

               (E) obtain payroll and benefits data relating to employees of the California Systems in sufficient detail to enable an orderly transition of such employees to AWS at Closing in accordance with the Exchange Agreement.

          (ii) Limitations on AWS Access. AWS's access to DCS's personnel, systems and facilities pursuant to subparagraph (c)(i) above shall be limited as follows:

               (A) AWS shall notify DCS of and, at DCS's discretion, AWS shall be accompanied by DCS personnel during, all physical access to any DCS facility. Notification shall be given to, and site visits shall be arranged by, DCS's representative identified in Exhibit B or any successor office;

               (B) DCS may restrict or place limitations on such access if, in the reasonable judgment of DCS, such access is unreasonably interfering with DCS's ability to operate the California Systems;

               (C) AWS shall be responsible for obtaining any consents of third parties, including landlords, necessary or desirable to permit such access, and DCS shall cooperate at AWS's expense in obtaining such consents; and

               (D) AWS shall not perform any civil engineering work or install any equipment at DCS's facilities if, in the reasonable judgment of DCS, such work or installation unreasonably interferes with the quality of the network services provided by DCS, including but not limited to frequency interference.

     (d) Access by DCS

          (i) Access to AWS Personnel, Systems and Information. Subject to subparagraph (d)(ii) below, DCS's transition team, escorted by AWS's transition team or designated staff, will have the following access to AWS's personnel, systems and information prior to Closing in order to accomplish the following:

               (A) meet with functional area leads (either in-market or centrally located) who are familiar with the Alaska Systems and can respond to questions regarding the Alaska Systems' staff, vendors, facilities, stores and processes sufficiently for DCS to create a functional gap analysis;

               (B) obtain information regarding all information technology systems currently used to support the Alaska Systems in sufficient detail to enable DCS to identify the data to be transferred, the AWS Transition Services to be provided, and the processes for which AWS will be responsible during the Term; and

               (C) prepare the AWS Transition Plan based on the functional gap analysis; and

               (D) obtain the information set forth on Schedule 1.5(d); and

               (E) obtain payroll and benefits data relating to employees of the Alaska Systems in sufficient detail to enable an orderly transition of such employees to DCS at Closing in accordance with the Exchange Agreement.

          (ii) Limitations on DCS Access. DCS's access to AWS's personnel, systems and facilities pursuant to subparagraph (d)(i) above shall be limited as follows:

               (A) DCS shall notify AWS of and, at AWS's discretion, DCS shall be accompanied by AWS personnel during, all physical access to any AWS facility. Notification shall be given to, and site visits shall be arranged by, AWS's representative identified in Exhibit B or any successor office;

               (B) AWS may restrict or place limitations on such access if, in the reasonable judgment of AWS, such access is unreasonably interfering with AWS's ability to operate the Alaska Systems;

               (C) DCS shall be responsible for obtaining any consents of third parties, including landlords, necessary or desirable to permit such access, and AWS shall cooperate at DCS's expense in obtaining such consents;

               (D) DCS shall not perform any civil engineering work or install any equipment at AWS's facilities if, in the reasonable judgment of AWS, such work or installation unreasonably interferes with the quality of the network services provided by AWS, including but not limited to frequency interference; and

     Section 1.6 Contact Persons; Transition Teams

     (a) Each party shall appoint a person for the purpose of coordinating the DCS Transition and the AWS Transition and the provision of the Transition Services. The initial representatives of the parties are the persons set forth on Exhibit D.

     (b) Each party acknowledges that maintaining a single point of contact for the other, and an adequate transition team, is essential to each party's ability to perform its obligations under this Agreement.

                                   ARTICLE 2
                              TERM AND TERMINATION

     Section 2.1 Term

     The Term (the "Term") of this Agreement shall commence as of the date hereof and shall continue until all of the DCS Transition Services shall have been performed or migrated from DCS to AWS and all of the AWS Transition Services shall have been performed or migrated from AWS to DCS but in no event later than 12 months after Closing, subject to earlier termination pursuant to the terms of this Article 2, or written agreement otherwise by the parties (the "End Date").

     Section 2.2 Termination

     (a) By AWS. At any time and from time to time during the Term, AWS shall have the right to terminate any DCS Transition Service, in whole or in part, upon 30 business days prior written notice to DCS. In the event that AWS shall not be able to complete its migration of the DCS Transition Services within such 30 business day period, AWS shall have the right to request and cause DCS to provide up to 30 more business days (but not beyond the End Date) of such DCS Transition Service to AWS. If all DCS Transition Services shall have been migrated or terminated under this provision prior to the End Date, then AWS shall have the right to terminate this Agreement with respect to DCS Transition Services by giving written notice to DCS.

     (b) By DCS. At any time and from time to time during the Term, DCS shall have the right to terminate any AWS Transition Service, in whole or in part, upon 30 business days prior written notice to AWS. In the event that DCS shall not be able to complete its migration of the AWS Transition Services within such 30 business day period, DCS shall have the right to request and cause AWS to provide up to 30 more business days (but not beyond the End Date) of such AWS Transition Service to DCS. If all AWS Transition Services shall have been migrated or terminated under this provision prior to the End Date, then DCS shall have the right to terminate this Agreement with respect to AWS Transition Services by giving written notice to AWS.

     (c) This Agreement shall automatically terminate upon termination of the Exchange Agreement in accordance with its terms. Except as otherwise provided herein, the parties shall pay for their own expenses (i) incidental to the preparation of this Agreement, (ii) the carrying out of the provisions of this Agreement and (iii) the consummation of the transactions contemplated hereby.

     Section 2.3 Survival Upon Expiration or Termination

     The provisions of Section 2.2, Article 5 (Dispute Resolution), Article 7 (Indemnification), Article 9 (Notices), Article 11 (Confidentiality) and Article 13 (Miscellaneous) shall survive the termination or expiration of this Agreement.

                                   ARTICLE 3
                                  COMPENSATION

     Section 3.1 Compensation

     (a) Subject to the other terms and conditions of this Agreement, the fee payable by AWS or DCS in connection with the performance of IT Systems Support Services, Customer Services and Legal Requirements Services by the other party shall be *

     (b) Notwithstanding paragraph (a) above, if in connection with the performance of a Transition Service the party performing such Transition Service (the "Transition Service Provider") incurs costs not contemplated in the fee structure for such Transition Service due to the fact that, although the specific action requested to be performed by the party requesting such Transition Service (the "Requesting Party") falls within a Transition Service category, such requested action is not an action that is or has been regularly performed by the Transition Service Provider during the four months prior to Closing, then the Transition Service Provider shall be entitled to charge the Requesting Party an additional amount not to exceed the additional costs incurred by the Transition Service Provider.

     (c) If during the period from the date hereof to the Closing Date, a party hereto incurs out-of-pocket costs in connection with the performance of services associated with the transition migration efforts contemplated in Section 1.4 above at the request of the other party, the party requesting such services shall reimburse the party performing such services for such out-of-pocket costs promptly upon receipt of an itemized list of such expenses together with reasonable support documentation evidencing such out-of-pocket costs.

     Section 3.2 Payment Terms

     Each party shall pay by electronic funds transfer or other method satisfactory to DCS and AWS, in full, the undisputed amount of the monthly invoiced amount within 30 days after the date it receives the monthly invoice from the other. The format of such invoice is attached as Exhibit E hereto and shall include, without limitation, the applicable Transition Service, the bill period, applicable rates units, and such other information as the receiving party may reasonably request. Any undisputed amount not received by the payment due date shall be subject to a late payment charge equal to the balance overdue times the annual interest rate set forth as the Prime Rate in the "Money Rates" table of The Wall Street Journal from time to time (the "Prime Rate"), for the number of calendar days from the payment due date up to and including the date payment is actually made. Should either party dispute any portion of the amount due on any invoice or require any adjustment to an invoiced amount, it shall notify the invoicing party in writing of the nature and basis of the dispute and/or adjustment as soon as reasonably possible, but no later than the payment due date, using, if necessary, the dispute resolution procedures set forth in
Article 5 of this Agreement. The parties shall use commercially reasonable efforts to resolve the dispute prior to the payment due date.

                                   ARTICLE 4
                                END USER CONTACT

     (a) AWS Customers. After the Closing, in case of any planned change involving the DCS Transition Services that DCS reasonably believes could impact a customer or end user of AWS, DCS shall deliver to AWS a written notice specifying in reasonable detail the nature and timing thereof, and any plan that DCS has to address the same. To the extent reasonably possible, such written notice shall be given by DCS a reasonable period in advance of the occurrence of such event, development or change in order to give AWS adequate time to notify its customers and end users. If a customer mailing is required, DCS shall give AWS at least 60 days' advance written notice. All such notifications to AWS's customers or end users shall be the responsibility of and initiated exclusively by AWS. Unless DCS is providing call center services as part of the provision of DCS Transition Services, DCS shall not deal with or attempt to adjust or resolve any complaints by any customer or end user of AWS with respect to the DCS Transition Services or otherwise affecting AWS, and (to the extent that DCS is not in breach hereunder) AWS shall be solely responsible for adjusting and resolving all of its customer or end user complaints at its cost and expense.

     (b) DCS Customers. After the Closing, in case of any planned change involving the AWS Transition Services that AWS reasonably believes could impact a customer or end user of DCS, AWS shall deliver to DCS a written notice specifying in reasonable detail the nature and timing thereof, and any plan that AWS has to address the same. To the extent reasonably possible, such notice shall be given by AWS a reasonable period in advance of the occurrence of such event, development or change in order to give DCS adequate time to notify its customers and end users. If a customer mailing is required, AWS shall give DCS at least 60 days' advance written notice. All such notifications to DCS's customers or end users shall be the responsibility of and initiated exclusively by DCS. Unless AWS is providing call center services as part of the provision of AWS Transition Services, AWS shall not deal with or attempt to adjust or resolve any complaints by any customer or end user of DCS with respect to the AWS Transition Services or otherwise affecting DCS, and (to the extent that AWS is not in breach hereunder) DCS shall be solely responsible for adjusting and resolving all of its customer or end user complaints at its cost and expense.

                                   ARTICLE 5
                               DISPUTE RESOLUTION

     Section 5.1 Dispute Resolution Procedures

     In the event of any controversy or claim of any nature arising out of or relating to this Agreement or the breach, termination or validity thereof, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory, or any subject matter governed by this Agreement (a "Dispute") the parties agree to comply with the dispute resolution procedure set forth in this Article 5.

     Section 5.2 Claims Procedures

     If a party shall have a Dispute, that party shall provide written notification to the other party in accordance with Section 9.1, in the form of a claim identifying the issue or amount disputed and including a detailed reason for the claim. The party against whom the claim is made shall respond in writing to the claim within 15 days from the date of receipt of the claim document.

     Section 5.3 Negotiation Procedure

     (a) At the written request of one of the parties, each party shall identify a knowledgeable, responsible representative to meet and negotiate in good faith to resolve the Disputes. The business representatives will meet (either by phone or in person) and attempt to resolve the Dispute within 15 days of receiving the written request.

     (b) If the Dispute is not resolved by the business representatives within 30 days of their first meeting, then the Dispute shall be submitted to binding arbitration pursuant to Section 5.4.

     Section 5.4 Binding Arbitration

     (a) All Disputes that are not resolved pursuant to Section 5.3 shall be resolved solely and exclusively by arbitration to be held in New York, New York, by the CPR Institute for Dispute Resolution ("CPR") in accordance with the provisions of this Section 5.4 and the CPR Rules for Non-Administered Arbitration (the "CPR Rules") to the extent such Rules do not conflict with this paragraph and this Agreement.

     (b) The party commencing arbitration (the "claimant") shall deliver to the other party (the "respondent") a notice of arbitration in accordance with the CPR Rules. The arbitration shall be deemed commenced as to any respondent on the date on which the notice of arbitration is received by the respondent (the date of receipt of notice of arbitration being referred to herein as "Commencement"); provided, that in the case of an arbitration commenced against AWS, notice of arbitration shall not be deemed received unless it references this Agreement and is delivered to General Counsel, AT&T Wireless Services, Inc., 7277 164th Avenue N.E., Redmond, WA 98052, with a copy to any other persons to whom any notices under this Agreement must be delivered. The respondent's notice of defense shall be served upon the claimant within ten days after Commencement.

     (c) The arbitration shall be conducted by a single arbitrator, knowledgeable in the legal and technical aspects of the Dispute, appointed by CPR.

     (d) Discovery shall be limited to the production of documents to be used by each party to prove or defend against the claims and counterclaims alleged in the notices of arbitration and defense and, if depositions are required, each party shall be limited to three depositions of no longer than three hours each. If the arbitrator decides to hold an evidentiary hearing, each party's presentation of its case, including its direct and rebuttal testimony, shall be limited to three days.

     (e) The arbitrator shall issue an order preventing the parties, CPR and any other participants to the arbitration from disclosing to any third party any information obtained via the arbitration, including discovery documents, evidence, testimony and the award except as may be required by law.

     (f) All requests for injunctive relief shall be decided by the arbitrator, provided, however, that requests for temporary injunctive relief may be submitted to a court of competent jurisdiction if the arbitrator has not yet been appointed. The arbitrator shall have the authority to modify any injunctive relief granted by such a court.

     (g) The arbitration award shall: (i) be in writing; (ii) state only the damages and injunctive relief granted, if any; (iii) be made final within 30 days of Commencement; and (iv) be entered by either party in any court having competent jurisdiction provided that the party entering the award shall request that the court prevent the award from becoming publicly available except as may be required by law. The arbitrator shall not limit, expand or otherwise modify the terms of this Agreement, and shall not award punitive or other damages in excess of compensatory damages. The arbitrator shall orally state the reasoning on which the award rests but shall not state such reasoning in any writing.

     (h) Each party shall bear its own expenses, but those related to the compensation of the arbitrator shall be borne equally.

     (i) The parties agree that the existence and contents of the entire arbitration, including the award, shall be deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence, shall not be discoverable in any proceeding, shall not be admissible in any court (except for the enforcement thereof) or arbitration and shall not bind or collaterally estop either party with respect to any claim or defense made by any third party.

                                   ARTICLE 6
                             LIMITATION OF LIABILITY

     The sole and exclusive remedy at law (other than with respect to claims involving intentional misrepresentation or fraud) for any claim (whether such claim is framed in tort, contract or otherwise) arising out of a breach of any representation, warranty, covenant, agreement or undertaking in or pursuant to this Agreement shall be a claim for actual damages, which claims are independent of and in addition to any equitable rights or remedies. Neither party shall in any case be liable for indirect, consequential, punitive, special or other similar damages.

                                   ARTICLE 7
                                 INDEMNIFICATION

     Section 7.1 General

     To the extent not prohibited by law, and except as otherwise provided in this Agreement, each party shall indemnify, defend and hold harmless the other party and its Affiliates, and its and their respective successors and assigns, and the shareholders, members, directors, managers, officers, employees and agents of any of the foregoing, on an after tax basis, against, and hold each harmless from, any and all demands, claims, losses, liabilities, actions or causes of action, assessments, damages, fines, taxes (including excise and penalty taxes), penalties, reasonable costs and expenses (including interest, reasonable expenses of investigation, reasonable fees and disbursements of counsel, accountants and other experts, whether the same relate to claims, actions or causes of action asserted by any indemnified person against the indemnitor or asserted by third parties) caused or arising out of the negligent or willful misconduct or omissions of or by it or its employees, agents or contractors.

     Section 7.2 Indemnification Procedures

     Claims for indemnification under Section 7.1 shall be made pursuant to the procedures set forth in Article 13 of the Exchange Agreement. Nothing herein shall limit the rights to indemnification, or the obligations to indemnify, of the parties under the Exchange Agreement.

                                   ARTICLE 8
                                  FORCE MAJEURE

     Neither party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, and power blackouts. Upon the occurrence of a condition described in this Article, the party whose performance is prevented shall given written notice to the other party, and the parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both parties, of such conditions.

                                   ARTICLE 9
                                     NOTICES

     Section 9.1 Notices

     All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (a) upon delivery if delivered personally (by courier service or otherwise), as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), or (b) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address which either party may from time to time specify in accordance with this Section 9.1):

                  If to AWS:

                           7277 164th Avenue N.E.
                           Redmond, Washington 98052
                           Attention: Mark D. Bradner
                           Facsimile: 425-580-8405

                  With a copy to:

                           Friedman Kaplan Seiler & Adelman LLP
                           1633 Broadway, 46th Floor
                           New York, New York 10019
                           Attention: Matthew S. Haiken
                           Facsimile: (212) 833-1250

                  If to DCS:

                           DCS Cellular Systems, Inc.
                           14201 Wireless Way
                           Oklahoma City, OK 73134
                           Attention: Ronald L. Ripley and Thomas A. Coates
                           Facsimile: (405) 529-8765

                  With a copy to:

                           Edwards & Angell, LLP
                           2800 Financial Plaza
                           Providence, Rhode Island 02903
                           Attention: David K. Duffell, Esq.
                           Facsimile: (401) 276-6611

                                   ARTICLE 10
                                    REMEDIES

     Section 10.1 Remedy Upon Material Breach

     In the event of material breach of any provision of this Agreement by a party or its Affiliates, the non-defaulting party shall give the defaulting party written notice, and:

     (a) If such breach is for a party's non-payment of an amount that is not in dispute, such party shall cure the breach within 15 calendar days of such notice. If such non-paying party does not cure such breach by such date, then it shall pay to the non-defaulting party the undisputed amount, any interest that has accrued hereunder through the expiration of the cure period plus an additional amount of interest equal to 2% per annum above the Prime Rate for each day of continuing non-payment. The parties agree that this rate of interest constitutes reasonable liquidated damages and not an unenforceable penalty.

     (b) If such breach is for any other failure to perform in accordance with this Agreement, the defaulting party shall cure such breach as soon as practicable and in any event within 15 business days of the date of such notice. If the defaulting party does not cure such breach within such period, the defaulting party, in addition to, and not in lieu of, all other rights and remedies the non-defaulting party may have in respect of a breach of or failure to perform the terms hereof, shall pay all of the non-defaulting party's actual damages (subject to Article 6).

                                   ARTICLE 11
                                 CONFIDENTIALITY

     Section 11.1 Confidentiality Obligation

     All information disclosed by AWS or DCS during the negotiations and the Term of this Agreement ("Proprietary Information") (a) shall be the property of the disclosing party, (b) shall be used solely for the purposes of administering and otherwise implementing the terms of this Agreement and (c) shall be protected by the party receiving such Proprietary Information in accordance with the terms of this Article. For purposes of this Article, the party receiving Proprietary Information hereunder may be DCS or AWS, and all references in this Article to the "receiving party" are intended to refer to the party receiving the Proprietary Information.

     Section 11.2 Non-Disclosure Covenant

     Each party agrees that it shall not disclose any Proprietary Information of the other party in whole or in part, including derivations, to any third party. Proprietary Information shall be held in confidence by the receiving party and its employees, contractors and agents and shall be disclosed to only those of the receiving party's employees, contractors or agents who have a need to know it in connection with the administration and implementation of this Agreement. In the event that such Proprietary Information is not otherwise already included within the scope of a confidentiality agreement with such contractors and agents, the receiving party shall cause such contractors and agents to comply with the provisions of this Article.

     Section 11.3 Exceptions

     Information shall not be deemed Proprietary Information and the receiving party shall have no obligation with respect to any such information which:

     (a) is or becomes publicly known through no wrongful act, fault or negligence of the receiving party; or

     (b) was known by the receiving party prior to disclosure and the receiving party was not under a duty of non-disclosure, or is at any time developed by the receiving party independently of any such disclosure; or

     (c) was disclosed to the receiving party by a third party who was free of obligations of confidentiality to the party providing the information; or

     (d) is approved for release by written authorization of the disclosing party.

     Section 11.4 Limitations

     (a) Notwithstanding anything in this Article 11 to the contrary, from and after Closing,

          (i) the obligations set forth in this Article 11 shall not apply to AWS or its Affiliates with respect to any Proprietary Information (A) provided by AWS (except as provided in subparagraph (ii) of this paragraph
     (a)) or (B) provided by DCS that is directly related to the ownership or operation of the California Systems and the California Assets acquired by AWS under the Exchange Agreement, and

          (ii) with respect to Proprietary Information supplied by AWS, the provisions of Section 11.1 and Section 11.3 shall not apply to AWS or its Affiliates with respect to Proprietary Information directly related to the ownership or operation of the Alaska Systems and the Alaska Assets acquired by DCS under the Exchange Agreement, and the provisions of Section 11.2 shall apply with respect to such directly related information as if it were Proprietary Information of DCS.

     (b) Notwithstanding anything in this Article 11 to the contrary, from and after Closing,

          (i) the obligations set forth in this Article 11 shall not apply to DCS or its Affiliates with respect to any Proprietary Information (A) provided by DCS (except as provided in subparagraph (ii) of this paragraph
     (b)) and (B) provided by AWS that is directly related to the ownership or operation of the Alaska Systems and the Alaska Assets acquired by DCS under the Exchange Agreement, and

          (ii) with respect to Proprietary Information supplied by DCS, the provisions of Section 11.1 and Section 11.3 shall not apply to DCS or its Affiliates with respect to Proprietary Information directly related to the ownership or operation of the California Systems and the California Assets acquired by AWS under the Exchange Agreement, and the provisions of Section
     11.2 shall apply with respect to such directly related information as if it were Proprietary Information of AWS.

     Section 11.5 Confidentiality of this Agreement; Protective Arrangements

     (a) The parties acknowledge that this Agreement contains commercially confidential information that may be considered proprietary by either party, and agree to limit distribution of this Agreement to those individuals in their respective companies with a need to know the contents of this Agreement. In no event may this Agreement be reproduced or copies shown to any third parties by AWS or DCS without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements or stock exchange rules, in which event the parties agree to exercise diligence in limiting such disclosure to the minimum necessary under the particular circumstances.

     (b) In addition, each party agrees to give notice to the other party of any demands to disclose or provide Proprietary Information received from the other under lawful process prior to disclosing or furnishing Proprietary Information, and agrees to cooperate in seeking reasonable protective arrangements requested by the other party. In addition, a party may disclose or provide Proprietary Information of the other party requested by a government agency or stock exchange having jurisdiction over the disclosing party; provided, that such party uses its reasonable good faith efforts to obtain protective arrangements satisfactory to the party owning the Proprietary Information. The party owning the Proprietary Information may not unreasonably withhold approval of protective arrangements.

                                   ARTICLE 12
                 OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 12.1 Compliance with Laws

     Each party shall comply, at its own expense, with the provisions of all applicable municipal requirements and those state and federal laws that may be applicable to the performance of this Agreement.

     Section 12.2 Performance

     (a) DCS represents and warrants that it is experienced and qualified to perform the DCS Transition Services. AWS represents and warrants that it is experienced and qualified to perform the AWS Transition Services.

     (b) DCS agrees that it shall (and shall cause its Affiliates and service providers to) perform all DCS Transition Services in a timely, thorough and professional manner. AWS agrees that it shall (and shall cause its Affiliates and service providers to) perform all AWS Transition Services in a timely, thorough and professional manner.

          (c) (i) For so long as DCS or its Affiliates (or their successors) are providing a Transition Service (or the same or similar service) for markets owned by DCS or its Affiliates (collectively, "DCS retained markets"), DCS shall (and shall cause its Affiliates or their successors to) perform such Transition Service for AWS (A) at a performance level equal to the level at which DCS (or its Affiliates or their successors) are then providing such Transition Service (or the same or similar service) for such DCS retained markets and (B) except as otherwise provided in the Service Attachment, in a manner that does not discriminate against the California Systems in favor of the DCS retained markets.

          (ii) For so long as AWS or its Affiliates (or their successors) are providing a Transition Service (or the same or similar service) for Comparable Markets (as such term is defined in the Build-Out Agreement (defined below)) owned by AWS or its Affiliates (collectively, "AWS retained markets"), AWS shall (and shall cause its Affiliates or their successors to) perform such Transition Service for DCS (A) at a performance level equal to the level at which AWS (or its Affiliates or their successors) are then providing such Transition Service (or the same or similar service) for such AWS retained Comparable Markets and (B) except as otherwise provided in the Service Attachment, in a manner that does not discriminate against the Alaska Systems in favor of the AWS retained markets. For purposes of this Section 12.2(c)(ii), "Build-Out Agreement" means the GSM Build-Out Agreement (Alaska), between AWS and DCS, to be entered into concurrently with the consummation of the Exchange Agreement.

          (d) (i) If DCS and its Affiliates (or their successors) are no longer providing a Transition Service (or the same or similar service) for any DCS retained market, DCS shall (and shall cause its Affiliates and their successors to) perform such Transition Service for AWS at a performance level equal to the level at which DCS (or its Affiliates and their successors) provided such Transition Service (or the same or similar service) in the market acquired by AWS under the Exchange Agreement during the 12-month period prior to the date on which DCS and its Affiliates (or their successors) ceased to provide such Transition Service (or the same or similar service) for all DCS retained markets.

          (ii) If AWS and its Affiliates (or their successors) are no longer providing a Transition Service (or the same or similar service) for any AWS retained market, AWS shall (and shall cause its Affiliates and their successors to) perform such Transition Service for DCS at a performance level equal to the level at which AWS (or its Affiliates and their successors) provided such Transition Service (or the same or similar service) in the market acquired by DCS under the Exchange Agreement during the 12-month period prior to the date on which AWS and its Affiliates (or their successors) ceased to provide such Transition Service (or the same or similar service) for all AWS retained markets.

     Section 12.3 Personnel

     Each party agrees that the Transition Services to be performed by it or on its behalf will be performed by individuals in a manner providing quality at standards consistent with the provisions of Section 12.2.

     Section 12.4 Equipment and Software

     Each party shall keep the equipment and software used to provide the Transition Services provided by it in good working order and repair (normal wear and tear excepted) with sufficient capacity to perform such Transition Services concurrently with the equipment's and software's other use for such party, if any.

     Section 12.5 Effect on Business and End Users

     All DCS Transition Services shall be performed and completed as soon as reasonably practicable and in a manner that does not adversely affect AWS's business, customers and end users or the California Assets. All AWS Transition Services shall be performed and completed as soon as reasonably practicable and in a manner that does not adversely affect DCS's business, customers and end users or the Alaska Assets.

     Section 12.6 Books and Records

     All financial records regarding Transition Services shall be maintained in accordance with generally accepted accounting principles consistently applied.

     Section 12.7 Repurchase of Inventory

     (a) At such time as AWS ceases to provide DCS with Transition Services relating to the provisioning of handsets and related accessories, DCS shall have the right to require that AWS purchase, at cost, DCS's inventory of handsets and related accessories acquired from AWS pursuant to the Exchange Agreement, provided, that such inventory is of good, usable and merchantable quality in all materials respects.

     (b) At such time as DCS ceases to provide AWS with Transition Services relating to the provisioning of handsets and related accessories, AWS shall have the right to require that DCS purchase, at cost, AWS's inventory of handsets and related accessories acquired from DCS pursuant to the Exchange Agreement, provided, that such inventory is of good, usable and merchantable quality in all materials respects.

                                   ARTICLE 13
                                  MISCELLANEOUS

     Section 13.1 Relationship of the Parties

     The parties declare and agree that each party is engaged in a business that is independent from that of the other party and each party shall perform its obligations as an independent contractor. It is expressly understood and agreed that AWS and DCS are not partners or joint venturers, and nothing contained herein is intended to create an agency relationship or a partnership or joint venture. DCS is not an agent of AWS and has no authority to represent AWS as to any matters, except as authorized herein or in writing by AWS from time to time. AWS is not an agent of DCS and has no authority to represent DCS as to any matters, except as authorized herein or in writing by DCS from time to time.

     Section 13.2 Employees

     Each party shall be solely responsible for payment of compensation to its employees and for any injury to them in the course of their employment, except to the extent such injury is caused by the gross negligence or willful misconduct of the other party or such other party's employees, agents or contractors. Each party shall have full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to its own employees.

     Section 13.3 Governing Law

     Except as otherwise expressly provided in this Agreement, this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law rules. Any suit and/or arbitration proceeding relating to any Dispute shall be brought and prosecuted only in New York, New York.

     Section 13.4 Assignment

     Neither party may assign, transfer or convey any right, obligation or duty, in whole or in part, or of any other interest under this Agreement, without the prior written consent of the other party, except that

     (a) AWS has the right to assign its rights with respect to DCS Transition Services hereunder (in whole or in part) to any subsidiary of AWS or any other Person to whom AWS assigns the right to receive all or any portion of the California Assets in accordance with the terms of the Exchange Agreement;

     (b) DCS has the right to assign its rights with respect to AWS Transition Services hereunder (in whole or in part) to any subsidiary of DCS or any other Person to whom DCS assigns the right to receive all or any portion of the Alaska Assets in accordance with the terms of the Exchange Agreement; and

     (c) each party has the right with the prior written consent of the other, such consent not to be unreasonably withheld, to assign, transfer, or convey its rights, obligations and duties to any Affiliate, provided, that in each case any such assignment shall not relieve such assigning party of liability for its responsibilities and obligations. All obligations and duties of a party under this Agreement shall be binding on all successors in interest and permitted assigns of such party. Each party may use its Affiliates or subcontractors to perform the Transition Services to be provided by it hereunder, provided that such use shall not relieve such party hereto of liability for its responsibilities and obligations. Any purported assignment not in accordance with this Section 13.4 shall be null and void.

     Section 13.5 Entire Agreement

     This Agreement, the Exchange Agreement and each other Transaction Document constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, arrangements and understandings of the parties with respect to such subject matter.

     Section 13.6 Amendments and Waivers

     Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (in the case of an amendment) by both parties or (in the case of a waiver) by the party granting the waiver. No failure or delay by any party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     Section 13.7 Headings

     The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     Section 13.8 Severability

     Each term or provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective but only to the extent of such invalidity, illegality or unenforceability, without rendering invalid or unenforceable the remainder of such provision or provisions of this Agreement; provided, however, that if the removal of such offending provision materially alters the burdens or benefits of either of the parties under this Agreement, the parties agree to negotiate in good faith such modifications to this Agreement, if any, as are appropriate to ensure that the burdens and benefits of each party under such modified Agreement are reasonably comparable to the burdens and benefits originally contemplated herein.

     Section 13.9 No Third-Party Beneficiaries

     With the exception of the parties to this Agreement and their respective successors and permitted assigns, and any indemnified party hereunder, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

     Section 13.10 Remedies Cumulative

     Except as otherwise provided herein, all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any right, power or remedy by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     Section 13.11 Expenses

     Except as otherwise expressly provided in this Agreement, the parties shall bear their own expenses (including all time and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement.

     Section 13.12 Counterparts

     This Agreement may be executed in one or more counterparts, which may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 13.13 Construction

     The headings and numbering of articles, sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning, or interpretation of this Agreement or the particular Article or Section to which they relate. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party because that party drafted or caused its legal representative to draft any of its provisions. When used herein, the word "including" connotes "including without limitation."

     Section 13.14 Specific Performance

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed, notwithstanding any other term hereof (including under Article 6), that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction. The foregoing right is in addition to, and not in lieu of, any other rights a party hereto may have in respect of a breach of the terms hereof, whether at law or in equity.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties, acting through their authorized officers, have caused this Transition Services Agreement to be duly executed and delivered as of the date first above written.

                                    AT&T WIRELESS SERVICES, INC.

                                    By  MARK D. BRADNER
                                    Name:  Mark D. Bradner
                                    Title: Vice President, Corporate Development

                                    DOBSON CELLULAR SYSTEMS, INC.

                                    By  THOMAS A. COATES
                                    Name:  Thomas A. Coates
                                    Title: Vice President

           Schedule 1.5(c) - DCS Marketing Data to Be Delivered to AWS

The marketing data that is exchanged shall be limited to post-paid only unless prepaid information on the following topics was exchanged during due diligence.

Information to be delivered to AWS by DCS no later than 45 days after the signing of this Agreement.

         Churn and Subscriber Statistics
         -------------------------------

1.   Detail churn by market.

2. Loyalty programs at the same level of information as provided in due diligence

3. Qualifications for retention at the same level of information as provided in due diligence

4. Special offers at the same level of information as provided in due diligence

5.   Sub counts by market

6. 12 months of MOUs by Customer Type on a monthly basis back to April of 2002 (Retail, Employee, Demo, etc.)

     Note: Business customers are not defined in DCS billing system as a customer type and in some cases the Employee and Demo Customer Types can be commingled

7.   % of base in contract, out of contract

8.   Subs by tenure

9.   Subs by contract expiration (what month are they expiring) - see C. below

Pricing and Offer Mapping
-------------------------

1. Listing of all rate plans (analog/digital, legacy/new) including customer loading on each rate plan

2. Sources for data: Monthly Operations report, billing system extract, since there is no marketing data base at DCS

3.   Provide DCS regional billing and marketing contact for questions

4.   Info being requested:

A Plan Loading Rate Plan (priority a), # subs (priority a), 3 month or quarterly gross adds (priority a), Churn by market (priority a), Avg. Life, Analog/Dig/Prepaid churn in aggregate (priority a), Act. Fee (Note: usually waived - priority c), monthly access, additional minutes, SIDs included in coverage area, packaged features
--------------------------------------------------------------------------------
B Biz Accounts These are identified by Rate plan name only.
--------------------------------------------------------------------------------
C Consumer Contract Status % Subs in contract/out of contract, remaining Contract Length for subs (example: # subs with 1 mth, 2 mth, 6 mth, 12 mth) (priority a)
--------------------------------------------------------------------------------
B Equipment Loading ESN (needed to validate handset model since handset model is not updated when ESN is updated in billing system) (priority a), Analog/Dig/Prepaid (priority a), Avg. Sell Price (priority A, # subs (priority
a)
--------------------------------------------------------------------------------

5. Any rate plans with special functionality? (ex: aggregation (pooling or sharing MOUs), prepaid, mobile to mobile rating, first incoming minute free)

6.   Listing of active users of CDPD service and contract language/requirements

7.   Listing of Business offers and functionality.

8.   Listing of current and legacy features (including pricing) sold or promoted

9. Listing of current and legacy promotions (including pricing) sold or promoted

           Schedule 1.5(d) - AWS Marketing Data to Be Delivered to DCS

The marketing data that is exchanged shall be limited to post-paid only unless prepaid information on the following topics was exchanged during due diligence.

Information to be delivered to DCS by AWS no later than 45 days after the signing of this Agreement.

         Churn and Subscriber Statistics
         -------------------------------

1.   Detail churn by market.

2. Loyalty programs at the same level of information as provided in due diligence

3. Qualifications for retention at the same level of information as provided in due diligence

4. Special offers at the same level of information as provided in due diligence

5.   Sub counts by market

6. 12 months of MOUs by Customer Type on a monthly basis back to April of 2002 (Retail, Employee, Demo, etc.)

7.   % of base in contract, out of contract

8.   Subs by tenure

9.   Subs by contract expiration (what month are they expiring) - see C. below

Pricing and Offer Mapping
-------------------------

1. Listing of all rate plans (analog/digital, legacy/new) including customer loading on each rate plan

2.   Sources for data: Monthly Operations report, billing system extract

3.   Provide DCS regional billing and marketing contact for questions

4.   Info being requested:

A Plan Loading Rate Plan (priority a), # subs (priority a), 3 month or quarterly gross adds (priority a), Churn by market (priority a), Avg. Life, Analog/Dig/Prepaid churn in aggregate (priority a), Act. Fee (Note: usually waived - priority c), monthly access, additional minutes, SIDs included in coverage area, packaged features
--------------------------------------------------------------------------------
B Biz Accounts These are identified by Rate plan name only.
--------------------------------------------------------------------------------
C Consumer Contract Status % Subs in contract/out of contract, remaining Contract Length for subs (example: # subs with 1 mth, 2 mth, 6 mth, 12 mth) (priority a)
--------------------------------------------------------------------------------
B Equipment Loading ESN (needed to validate handset model since handset model is not updated when ESN is updated in billing system) (priority a), Analog/Dig/Prepaid (priority a), Avg. Sell Price (priority a), # subs (priority
a)
--------------------------------------------------------------------------------

5. Any rate plans with special functionality? (ex: aggregation (pooling or sharing MOUs), prepaid, mobile to mobile rating, first incoming minute free)

6.   Listing of Business offers and functionality.

7.   Listing of current and legacy features (including pricing) sold or promoted

8. Listing of current and legacy promotions (including pricing) sold or promoted

                                    EXHIBIT A

                       PRELIMINARY DESCRIPTION OF SERVICES


1.   IT Systems Support Services

2.   Customer Services

3.   Legal Requirements Services

4.   Finance/Accounting Services

5.   Human Resources Services

6.   Engineering Services

7.   Marketing Services

8.   General Reporting Services

9.   Tax Services

10.  Equipment Distribution and Channel Support Services

11.  Ad Hoc Reporting Services

---------------

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.